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EXHIBIT 99.4

COMMERCIAL LEASE June 30,1999

     LEASE, between Russ & Ingrid Whitney, residing at 4818 CORONADO PARKWAY, as "Landlord" and WIN SYSTEMS INC., residing at 48 18 CORONADO PARKWAY, SUITES, as follows; all of l, 2, 3, 4, 5, 6, 9, l0, 11, 12, l2A, half of 15, all of 16, 18, 19 & 20 as "Tenant."

     1. PREMISES, TERM AND USE - Landlord agrees to lease to Tenant space known as SUITES, all of 1, 2, 3, 4, 5, 6, 9, 10, 11, 12, 12A,
half of 15, all of 16, 18, 19 & 20 and more particularly described on the plan annexed to and made part of this Lease in the building located at 4818 CORONADO PARKWAY in the City of CAPE CORAL, County of LEE, State of FLORIDA (the "Promises"), for a term of THREE, years] OR [36 months) WITH FIVE, TWO YEAR OPTIONS, beginning on SEPTEMBER 1, 1999 and ending on OCTOBER 31, 2002, for use end occupancy as a BUSINESS OFFICE.

     2. RENT - Tenant shall pay the annual rental of SIXTY NINE
THOUSAND SIX HUNDRED SIXTY FOUR Dollars ($69,664.00) plus C.A.M. Paid in equal monthly installments of $5,805.34 (plus applicable sales tax) in advance on the 1ST day of each and every month during the term of this Lease.

     3. SECURITY - Tenant has deposited with Landlord $0.00 (AT THIS
TIME) as security for the faithful performance by Tenant of all the terms covenants and conditions of this Lease on Tenant's part to be performed. Provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed, this security deposit shall be returned to Tenant after the expiration of this Lease [without] interest.

          (A) In the event of a bona fide sale, said lease will be null and void. Landlord, upon notice to Tenant of such sale and/or assignment shall give tenant a 60-day notice to vacate premise. Should new buyer elect to keep tenant, Landlord shall have the right to transfer the security to the buyer for the benefit of Tenant. Landlord, upon notice to Tenant of such sale and assignment of the security deposit to the buyer, shall be released from all liability for the return of such security. Tenant agrees to look solely to the new Landlord for the return of the said security, and it is agreed that this shall apply to subsequent transfer or assignment of the security to any new Landlord.

          (B) The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

          (C) Landlord has the right to terminate said lease for any and all substantial remodeling and or repairs needed.

     4. CARE OF PREMISES, ALTERATIONS, ETC. - Tenant shall take good care of the Premises and any fixtures which are and shall remain the property of the Landlord which may be located or situated on, in or made a part of the Premises and shall, at Tenant's own cost and expense


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make all repairs to the Premises and fixtures other than structural repairs. At the end of the term of this Lease, Tenant shall deliver the Premises in good order and condition, damages by the elements excepted.

          (A) The Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of any governmental or quasi-governmental authority, including departments, bureaus and the like, having jurisdiction applicable to the Premises, for the correction, prevention, and abatement of violations, nuisances or other grievances, in, upon, or connected with the Premises during the term of this Lease, at the Tenants own cost and expense.

          (B) Tenant's, Tenant's successors, heirs, executors or administrators shall not make any alterations to the Premises without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and terminate at the option of the Landlord as if it were the expiration of the original term.

          (C) Tenant will not do anything in or to the Premises, or bring anything into the Premises, or permit anything to be done or brought into or kept in the Premises, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor allow or permit its use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay as additional rent the cost of any increase in fire insurance on demand by Landlord.

          (D) Tenant shall not encumber or obstruct the sidewalk in front of, entrance to, or halls and stairs of said Premises, nor allow the same to be obstructed or encumbered in any manner.

          (E) Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury caused by or due to the negligence of the Landlord.

     5. NO ABATEMENT OF RENT OR ADDITIONAL RENT - Landlord shall not be liable for failure to give possession of the Premises upon commencement date by reason of the fact that the Premises are not ready for occupancy or because a prior tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

          (A) This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or implied to be
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     supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reasons of government preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

          (B) No diminution or abatement of rent or other compensation, shall be claimed or allowed for inconvenience or discomfort arising form the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a government authority. In respect to the various "services" if any, herein expressly or implied agreed to be furnished by Landlord to Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alteration or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, nor gross negligence on the part of Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any "services" during any period when Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

     6. REAL ESTATE TAXES - $10,000.00 Tenant acknowledges that the Premises comprise approximately $500.00 per unit of the building and which shall be defined as "Tenant's share." In the event that real estate taxes due and owing by Landlord for the building shall be increased above those charges during the base year (which is defined as the tax or fiscal year used by the governmental authority assessing such taxes in effect on the commencement date of this Lease), Tenant agrees to pay as additional rent within thirty (30) days of receipt of notice from Landlord, an amount equal to such additional real estate taxes or Tenants share of additional real estate taxes.

     7. DAMAGE TO THE PREMISES - Tenant must give Landlord prompt notice of fire, accident, casualty, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide, which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.
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          (A) If the fire or other casualty is caused by an act or
     neglect of Tenant, Tenant's employees or persons on the Premises with permission of Tenant, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added to the rent.

          (B) Landlord has the right to demolish or rebuild the building if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the lease is cancelled, Landlord is not required to repair the Premises or building. The cancellation does not release Tenant of liability in connection with the fire. or casualty.

     8. INSPECTION AND ENTRY BY LANDLORD - Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part hereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation of the Premises.

          (A) Tenant also agrees to permit Landlord or the Landlord's agents to show the Premises to persons wishing to lease or purchase the Premises. Tenant further agrees that on and after the sixth month preceding the expiration of the term of this Lease, Landlord or Landlords agents shall have the right to place notices on the front of said Premises, or any part thereof, offering the Premises "To Let" or "For Sale" and the Tenant agrees to permit the same to remain thereof without hindrance or molestation.

          (B) If the Premises, or any part thereof shall be deserted or become vacant during the term of this Lease, or if Tenant shall default in the payment of rent or any part thereof or shall default in the performance of any of the covenants herein contained, Landlord or its representatives may re-enter the Premises by force, summary proceeding or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent herein, and the Landlord may rent the. Premises on behalf of the Tenant, reserving the right to rent the Premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the Premises to a rental condition, and then to the payment of the rent and all other charges due, and to become due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.


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     9. GLASS - Landlord may replace, at the expense of Tenant, any and all broken glass in and about the Premises. Landlord may insure, and keep insured, all plate glass in the Premises for and in the name of Landlord. Landlord therefor shall render bills for the premiums to Tenant at such times as Landlord may elect, and shall be due from and payable by Tenant when rendered and the amount thereof shall be deemed additional rental. Damage and injury to the said Premises, caused by the carelessness, negligence or improper conduct on the part of Tenant or Tenant's agents or employees shall be repaired as speedily as possible by Tenant at Tenants own cost and expense.

     10. SIGNS - Tenant shall neither place, nor cause nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said Premises or any part of same, except in or at such place or places as may be indicated by the Landlord and upon written consent by Landlord. In the event Landlord or Landlords representatives shall deem it necessary to remove any such sign in order to paint the Premises or the building wherein same is situated or make any repairs, alterations, improvements in or upon the Premises or the building or any part of the Premises or the building, Landlord shall have the right to do so, providing any sign be removed and replaced at Landlord's expense whenever the said repairs, alterations or improvements shall be completed.

     11. INSURANCE - Tenant agrees to maintain in full force and effect during the term of this Lease, liability insurance insuring Landlord against any loss or damage sustained or to which Landlord may be subject by reason of Tenants occupancy and use of the Premised, which policy shall have the following limits of liability: $1,000,000.00 dollars. Tenant agrees to furnish to Landlord, prior to the effective date of this Lease, a binder or other such certificate evidencing such insurance coverage.

          (A) Tenant agrees that it will, at its own cost and expense, keep its furniture, fixtures, equipment, records, and personal property insured against loss or damage by fire or other peril normally covered by "extended coverage" endorsements, and shall deliver to Landlord prior to the effective date of this Lease, a binder or other such certificate of such insurance coverage.

     12. SUBLETTING OR ASSIGNMENT - Neither the Premises nor any portion of the Premises may not be sublet, nor may this Lease be assigned without the express written consent of Landlord upon such terms and conditions as Landlord may require.

     13. DEFAULT - If Tenant defaults in fulfilling any of the terms and conditions of this Lease other than the payment of rent or additional rent; or if the Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenants property located or situated at or on the Premises whereby the Premises shall be taken or occupied by someone other than Tenant; or if this Lease shall be rejected under any applicable provision of the bankruptcy laws; or if Tenant shall fail to take possession within fifteen (15) days of the commencement of this Lease; and upon Landlord serving written notice to Tenant specifying the nature of the default Tenant shall have (30) days from the date of receipt of such notice to

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cure the default (or if such default cannot be cured within such period, Tenant must diligently and in good faith proceed to cure the default). If Tenant shall have failed to cure or proceed to cure the default within such period. Landlord may serve a seven (7) day notice of cancellation of this Lease upon Tenant and upon the expiration of the cancellation period this Lease shall terminate and expire and Tenant shall quit and surrender the Premises to Landlord but Tenant shall remain liable as provided in this Lease.

          (A) If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, Tenant moves out or is dispossessed and fail to remove any trade fixtures or other property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of Landlord.

     14. NO WAIVER BY LANDLORD - The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

     15. LEASE NOT A LIEN - This Lease shall not be a lien against the Premises in respect to any mortgage that may now or in the fixture be placed against said Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording, and the Tenant agrees to execute without cost any such instrument which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representative to the option of canceling this Lease without incurring any expenses or damages and the term hereby granted is expressly limited accordingly.

     16. QUIET POSSESSION - Landlord covenants that Tenant, on paying the rent and additional rent, and faithfully performing the covenants required or imposed upon Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease, provided however, that this covenant shall be conditioned upon the retention of title to the Premises by the Landlord.

     17. BINDING EFFECT - It is mutually understood and agreed that the covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

     IN WITNESS WHEREOF, the parties have set their hand and seal this 30th day of JUNE, 1999.

RUSS OR INGRID WHITNEY                  WIN SYSTEMS, INC
BY /s/ Ingrid Whitney                   BY: /s/ Laura G. Shepherd
(Landlord)                              Laura S. Shepherd